Exhibit 1
JOINT FILING AGREEMENT
     The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13G and amendments thereto, in accordance with the provisions of Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended.
Date: December 10, 2009

SINCLAIR TULSA REFINING COMPANY
By:	/s/ Ross B. Matthews
Executive Vice President

SINCLAIR OIL CORPORATION
By:	/s/ Ross B. Matthews
Chief Executive Officer

THE SINCLAIR COMPANIES
By:	/s/ Ross B. Matthews
Chief Operating Officer

CAROL HOLDING
By:	/s/ Carol Holding
Carol Holding, individually